AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                                SERVICE AGREEMENT
                           BETWEEN RYDEX DYNAMIC FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                                DATED MAY 1, 2000


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                                  AMENDMENT TO
                                SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

         The following amendment is made to Section 4 of the Service Agreement between Rydex Dynamic Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), dated May 1, 2000 (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

                  Section 4 of the Agreement is amended, effective November 10, 2003, to read as follows:

                  "Compensation.
                  -------------

                           As consideration for the services provided hereunder,
                  the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets ("Assets") of each of the Trust's series for such month:

                           Titan 500 Fund
                           --------------
                           .25% of Assets

                           Tempest 500 Fund
                           ----------------
                           .25% of Assets

                           Venture 100 Fund
                           ----------------
                           .25% of Assets

                           Velocity 100 Fund
                           -----------------
                           .25% of Assets

                           LONG DYNAMIC DOW 30 FUND
                           ------------------------
                           .25% OF ASSETS

                           INVERSE DYNAMIC DOW 30 FUND
                           ---------------------------
                           .25% OF ASSETS

                                   ADDITIONS and [DELETIONS] are noted in BOLD.


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         In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 10th day of November, 2003.

                                                  RYDEX DYNAMIC FUNDS

                                                  /S/ Albert P. Viragh, Jr.
                                                  ------------------------------
                                                  By:      Albert P. Viragh, Jr.
                                                  Title:   President


                                                  RYDEX FUND SERVICES, INC.

                                                  /S/ Albert P. Viragh, Jr.
                                                  ------------------------------
                                                  By:      Albert P. Viragh, Jr.
                                                  Title:   President